                                                                      EXHIBIT 99

MONSANTO COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Monsanto Company ("Monsanto" or the "company") completed the acquisition of Seminis, Inc. on March 23, 2005, from which time the operating results of Seminis were included in the company's consolidated financial statements. Monsanto completed the acquisition of Emergent Genetics, Inc. and Emergent Genetics India Ltd. (collectively, "Emergent" or the "Emergent acquisition") on April 5, 2005, from which time the operating results of Emergent were included in the company's consolidated financial statements.

The following unaudited pro forma condensed combined financial information is presented to illustrate the pro forma effects of the acquisitions of Seminis and Emergent on Monsanto's historical statements of consolidated operations. The pro forma condensed combined statements of operations were prepared as follows:

         o 12 months ended Aug. 31, 2005: Pro forma amounts for the 12 months ended Aug. 31, 2005, were derived from Monsanto's unaudited 2005 statement of consolidated operations, which includes Seminis and Emergent operating results beginning on March 23, 2005, and April 6, 2005, respectively, and from the statements of consolidated operations for Seminis and Emergent from Sept. 1, 2004, to the dates of the acquisitions. The pro forma adjustments are for the 12 months ended Aug. 31, 2005, and are presented as if the Seminis and Emergent acquisitions occurred at the beginning of Monsanto's 2005 fiscal year.

         o 12 months ended Aug. 31, 2004: Pro forma historical amounts for the 12 months ended Aug. 31, 2004, were derived from Monsanto's 2004 statement of consolidated operations as reported in Monsanto's Current Report on Form 8-K filed on May 24, 2005, and from the statements of consolidated operations for Seminis and Emergent for their 2004 fiscal years, which both ended Sept. 30, 2004. The pro forma adjustments are for the 12 months ended Aug. 31, 2004, and are presented as if the Seminis and Emergent acquisitions occurred at the beginning of Monsanto's 2004 fiscal year.

The acquisitions of Seminis and Emergent have been accounted for using the purchase method of accounting under Statement on Financial Accounting Standards
(SFAS) No. 141, Business Combinations (SFAS 141). Accordingly, the assets and liabilities of the acquired entities were recorded at their estimated fair values at the dates of the acquisitions.

The unaudited pro forma condensed combined statement of operations combines the historical statements of consolidated operations of Monsanto, Seminis and Emergent, giving effect to the acquisitions as if they had occurred on Sept. 1, 2003, the beginning of Monsanto's 2004 fiscal year. The pro forma results are not necessarily indicative of what actually would have occurred had the acquisitions been in effect for the periods presented and should not be taken as representative of Monsanto's future consolidated results of operations.

The company has adjusted the historical consolidated financial information to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined statements of operations should be read in conjunction with Monsanto's Report on Form 10-K for the fiscal year ended Aug. 31, 2004 (portions have been recast in Monsanto's Current Report on Form 8-K filed on May 24, 2005).

A pro forma combined balance sheet has not been provided in this Form 8-K, because the company has included a balance sheet as of May 31, 2005, prepared in accordance with SFAS 141 as it relates to the Seminis and Emergent acquisitions, in the company's Report on Form 10-Q for the quarterly period ended May 31, 2005.

MONSANTO COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
12 MONTHS ENDED AUG. 31, 2005

                                                                                             Pro Forma              Monsanto
(Dollars in millions, except per share amounts)   Monsanto      Seminis(1)    Emergent(2)   Adjustments(3)          Pro Forma
                                                ------------  ------------   ------------   --------------         ------------
NET SALES                                       $      6,294  $        339   $         39   $         --          $      6,672
  Cost of goods sold                                   3,290           134             16             (2)(a,b,c)         3,438
                                                ------------  ------------   ------------   ------------          ------------
GROSS PROFIT                                           3,004           205             23              2                 3,234
OPERATING EXPENSES:
  Selling, general and administrative expenses         1,334           132              9            (14)(d)             1,461
  Bad-debt expense                                        67            --             --             --                    67
  Research and development expenses                      588            32             (4)            26(e)                642
  Acquired in-process research and development           266            --             --           (248)(f)                18
  Restructuring charges-- net                              7            --             --             --                     7
                                                ------------  ------------   ------------   ------------          ------------
Total Operating Expenses                               2,262           164              5           (236)                2,195
INCOME FROM OPERATIONS                                   742            41             18            238                 1,039
  Interest expense-- net                                  75            27              1             (4)(g)                99
  Solutia-related expenses                               309            --             --             --                   309
  Other (income) expense-- net                            97            (6)            --              1(h)                 92
                                                ------------  ------------   ------------   ------------          ------------
Income from Continuing Operations
 Before Income Taxes                                     261            20             17            241                   539
  Income tax provision                                   104             4              3              2(i)                113
                                                ------------  ------------   ------------   ------------          ------------
INCOME FROM CONTINUING OPERATIONS               $        157  $         16   $         14   $        239          $        426
                                                ============  ============   ============   ============          ============

BASIC EARNINGS PER SHARE:
  Income from continuing operations             $       0.59                                                      $       1.60
DILUTED EARNINGS PER SHARE:
  Income from continuing operations             $       0.58                                                      $       1.56

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic                                                266.8
  Diluted                                              272.7


----------

(1)      For the period Sept. 1, 2004, to March 22, 2005

(2)      For the period Sept. 1, 2004, to April 5, 2005

(3) See Note 3 -- Pro Forma Adjustments -- for an explanation of these items.

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

MONSANTO COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
12 MONTHS ENDED AUG. 31, 2004


                                                                                                         Pro Forma        Monsanto
(Dollars in millions, except per share amounts)                  Monsanto    Seminis(1)   Emergent(1)   Adjustments(2)   Pro Forma
                                                               ----------   ----------    ----------    ------------    -----------
Net Sales                                                      $    5,423   $      526    $       69    $       --       $    6,018
  Cost of goods sold                                                2,896          236            37            34(a),(b)     3,203
                                                               ----------   ----------    ----------    ----------       ----------
Gross Profit                                                        2,527          290            32           (34)           2,815
Operating Expenses:
  Selling, general and administrative expenses                      1,128          188            18           (20)(d)        1,314
  Bad-debt expense                                                    106            2            --            --              108
  Research and development expenses                                   509           59            12            47(e)           627
  Impairment of goodwill                                               69           --            --            --               69
  Restructuring charges -- net                                        112           --            --            --              112
                                                               ----------   ----------    ----------    ----------       ----------
Total Operating Expenses                                            1,924          249            30            27            2,230
Income from Operations                                                603           41             2           (61)             585
  Interest expense -- net                                              57           46             2            (6)(g)           99
  Solutia-related expenses                                             58           --            --            --               58
  Other (income) expense -- net                                        94           (1)           --            --               93
                                                               ----------   ----------    ----------    ----------       ----------
Income (Loss) from Continuing Operations Before Income Taxes          394           (4)           --           (55)             335

  Income tax provision (benefit)                                      128           12             1           (35)(i)          106
                                                               ----------   ----------    ----------    ----------       ----------
Income (Loss) from Continuing Operations                       $      266   $      (16)   $       (1)   $      (20)      $      229
                                                               ==========   ==========    ==========    ==========       ==========

Basic Earnings per Share:
  Income from continuing operations                                   $1.01                                                  $ 0.87
Diluted Earnings per Share:
  Income from continuing operations                                   $0.99                                                  $ 0.85

Weighted Average Shares Outstanding:
  Basic                                                               264.4
  Diluted                                                             269.2

----------

(1)      For the 12 months ended Sept. 30, 2004

(2) See Note 3 -- Pro Forma Adjustments -- for an explanation of these items.

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1.   DESCRIPTION OF TRANSACTION

In third quarter fiscal year 2005, Monsanto acquired Seminis, Inc. for $1.0 billion in cash (net of cash acquired), inclusive of transaction costs of $23 million, and paid $495 million for the repayment of outstanding debt. The transaction was completed on March 23, 2005, from which time the operating results of this acquisition were included in the company's consolidated financial statements. Marinet Investments, LLC, which prior to the closing was a holder of co-investment rights in Seminis, elected to reduce the cash payment to which it was entitled upon completion of the transaction by $50 million in exchange for a contingent payment of up to $125 million based on the achievement of certain cumulative net sales targets over the 36-month period ending Sept. 30, 2007. The cash portion of the acquisition was funded with cash on hand plus commercial paper borrowings of $600 million issued in March 2005. Prior to the closing of the transaction, Seminis initiated a tender offer to redeem all of its outstanding 10 1/4% Senior Subordinated Notes. In April 2005, payments totaling $390 million were made to settle tender offers and were funded with commercial paper borrowings.

Seminis is the global leader in the vegetable and fruit seed industry, and its brands are among the most recognized in the vegetable and fruit segment of the agricultural industry. Seminis supplies more than 3,500 seed varieties to commercial fruit and vegetable growers, dealers, distributors and wholesalers in more than 150 countries around the world. In order to enhance connections among Monsanto and Seminis employees, including the application of back-shop technology advancements across certain support functions, Monsanto plans to integrate certain support services of Seminis with its other businesses. Monsanto is in the process of assessing the plan of integration and is not yet able to calculate the potential costs or benefits. In connection with this integration, Monsanto and the chief executive officer of Seminis have agreed that he will assist in the integration and will resign by Dec. 31, 2005. Monsanto is assessing whether the termination of his employment could potentially accelerate the timing of the contingent payment discussed above. Any such payment would be reflected as an increase in the purchase price of Seminis, which increase would be allocated to goodwill, and would require a use of cash by Monsanto.

In third quarter fiscal year 2005, Monsanto acquired Emergent Genetics, Inc. and Emergent Genetics India Ltd. (collectively, "Emergent" or "the Emergent acquisition") for $306 million (net of cash acquired), inclusive of transaction costs of $8 million. With its STONEVILLE and NEXGEN brands in the United States and MAHALAXMI and PARAS brands in India, Emergent is the third largest cotton seed business in the United States, has two strong cotton seed brands in India and has a solid presence in several other smaller cotton-growing markets around the world. The addition of the Emergent brands completes a strategic cotton germplasm and traits platform modeled on the company's leading corn and soybean strategy. The transaction was completed on April 5, 2005, from which time the operating results of this acquisition were included in the company's consolidated financial statements. The cash portion of the acquisition was funded with $284 million of commercial paper borrowings issued in April 2005. Debt of $16 million was also assumed in the transaction.

NOTE 2.   PURCHASE PRICE

The Seminis and Emergent acquisitions were accounted for as purchase transactions, and accordingly, the assets and liabilities of the acquired entities were recorded at their estimated fair values at the dates of the acquisitions. The purchase price allocations for the Seminis and Emergent acquisitions as of Aug. 31, 2005, are preliminary and are summarized in the following table.


(Dollars in millions)                                                      Seminis         Emergent
                                                                         ------------    ------------
Current Assets                                                           $        707    $         74
Property, Plant and Equipment                                                     305              17
Goodwill                                                                          194             160
Other Intangible Assets                                                           664              92
Acquired In-process Research and Development                                      200              48
Other Assets                                                                      100               2
                                                                         ------------    ------------
Total Assets Acquired                                                           2,170             393
                                                                         ------------    ------------
Current Liabilities                                                               759              48
Other Liabilities                                                                 335              20
                                                                         ------------    ------------
Total Liabilities Assumed                                                       1,094              68
                                                                         ------------    ------------
Net Assets Acquired                                                      $      1,076    $        325
                                                                         ============    ============

Supplemental Information:
  Net assets acquired                                                    $      1,076    $        325
  Cash acquired                                                                   (56)            (19)
                                                                         ------------    ------------
  Cash paid, net of cash acquired                                        $      1,020    $        306
                                                                         ============    ============

The primary items that generated the goodwill were the premium paid by the company for the right to control the businesses acquired, and the value of the acquired assembled workforces. None of the goodwill is deductible for tax purposes.

The following table presents details of the acquired identifiable intangible assets:

                                                      Weighted
                                                    Average Life      Useful Life
(Dollars in millions)                                  (Years)          (Years)        Seminis        Emergent
                                                    ------------      -----------    ----------      ----------
Germplasm                                                30             20 - 30      $      295      $       16
Acquired Biotechnology Intellectual Property              6              4 - 10             116              56
Trademarks                                               29              4 - 30              91              12
Customer Relationships                                   14              8 - 15             162               8
                                                    ------------      -----------    ----------      ----------
Other Intangible Assets                                                              $      664      $       92
                                                    ============      ===========    ==========      ==========

Charges of $248 million were recorded in research and development (R&D) expenses in the 12 months ended Aug. 31, 2005, for the write-off of acquired in-process R&D (IPR&D) related to Seminis and Emergent. Management believed that the technological feasibility of the IPR&D was not established and that the research had no alternative future uses. Accordingly, the amounts allocated to IPR&D were required to be expensed immediately under generally accepted accounting principles.

NOTE 3.   PRO FORMA ADJUSTMENTS

Adjustments included in the column under the heading "Pro Forma Adjustments" primarily relate to the following:

(a) To conform inventory costing methodology for quality assurance and warehousing expense related to Seminis. The adjustment for the 12 months ended Aug. 31, 2005, and Aug. 31, 2004, was $18 million and $30 million, respectively.

(b) To reflect an accounting policy alignment for freight expense for Seminis. Freight expense was reclassified from selling, general, and administrative (SG&A) expenses to cost of goods sold, to align with Monsanto's reporting. The adjustment for the freight expense reclassification for the 12 months ended Aug. 31, 2005, and Aug. 31, 2004, was $2 million and $4 million, respectively.

(c) To reverse the effect of purchase accounting adjustments related to inventory. The adjustment for the 12 months ended Aug. 31, 2005, was a reversal of expense of $22 million.

(d)      To record:

         - the reversal of purchase accounting adjustments for Seminis intangible asset amortization expense related to a prior acquisition transaction. The adjustments for the 12 months ended Aug. 31, 2005, and Aug. 31, 2004, were $3 million and $6 million, respectively.

         - the reversal of purchase accounting adjustments for Seminis fixed assets related to a prior acquisition transaction. The adjustments for the 12 months ended Aug. 31, 2005, and Aug. 31, 2004, were $3 million and $5 million, respectively.

         - purchase accounting adjustments for the amortization and depreciation expenses recorded in SG&A. The combined adjustments for Seminis and Emergent were $3 million and $7 million for the 12 months ended Aug. 31, 2005, and Aug. 31, 2004, respectively.

         - conformity of inventory costing methodology for quality assurance and warehousing expense related to Seminis (see (a) above). The adjustment for the 12 months ended Aug. 31, 2005, and Aug. 31, 2004, was $21 million and $34 million, respectively.

         - an accounting policy alignment for freight expense (see (b) above). The adjustment for the Seminis freight expense reclassification for the 12 months ended Aug. 31, 2005, and Aug. 31, 2004, was $2 million and $4 million, respectively.

(e) To record purchase accounting adjustments for the amortization and depreciation of intangible and fixed assets for Seminis and Emergent. Adjustments of $26 million and $47 million were made for the 12 months ended Aug. 31, 2005, and Aug. 31, 2004, respectively.

(f) To record the reversal of $248 million for IPR&D for the 12 months ended Aug. 31, 2005.

(g) To reflect purchase accounting adjustments of $4 million and $6 million for the 12 months ended Aug. 31, 2005, and Aug. 31, 2004, respectively, for interest expense on Seminis' paid-in-kind mandatory redeemable preferred stock.

(h) To reflect the reversal of purchase accounting adjustments related to a prior acquisition transaction for Seminis of $1 million for the 12 months ended Aug. 31, 2005.

(i) To reflect the tax effect of each of the pro forma adjustments, at the approximate tax rate for the type of adjustment as well as the entity for which the adjustment is required. There is no tax effect on IPR&D adjustments.


NOTE 4.        MATERIAL NONRECURRING CHARGES

The pro forma results include adjustments to exclude the write-off of IPR&D and the increase in cost of goods sold due to the revaluation of inventory related to the Seminis and Emergent acquisitions. See (c) and (f) in Note 3 -- Pro Forma Adjustments.

The historical financial information for Seminis includes nonrecurring costs under the previous ownership structure of $8 million in each of the 12 months ended Aug. 31, 2005, and Sept. 30, 2004. The historical financial information for Seminis also includes charges of approximately $1 million in the 12 months ended Sept. 30, 2004, related to one-time legal and professional fees and other costs directly attributable to a prior acquisition transaction. In addition, interest expense related to Seminis debt has not been removed from the historical Seminis results; however, as discussed above, Seminis debt of $495 million, with a weighted-average interest rate of approximately 10%, was repaid subsequent to the acquisition date, while interest expense on commercial paper issued to fund repayments of the debt was at an interest rate of approximately 3%. In July 2005, Monsanto issued $400 million of 30-year notes that bear interest at 5 1/2% annually, which allowed the company to pay down the commercial paper borrowings.